EXECUTION VERSION

SHARE PURCHASE AGREEMENT

among

AMNEAL HOLDINGS, LLC

and

THE PURCHASERS PARTY HERETO

October 17, 2017

TABLE OF CONTENTS

SCHEDULE A – Purchaser Allocations

EXHIBIT A – Form of Registration Rights Agreement A-1

EXHIBIT B – Form of Company Joinder B-1

EXHIBIT C – Form of Company Lock-Up C-1
EXHIBIT D – Form of Seller Lock-Up D-1
EXHIBIT E – Form of D&O Lock-Up E-1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of October 17, 2017 (this “Agreement”), is entered into by and among AMNEAL HOLDINGS, LLC, a Delaware limited liability company (the “Seller”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, the Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller, the Purchased Shares (as defined below), in accordance with the provisions of this Agreement;

WHEREAS, in connection with the sale of the Purchased Shares pursuant to this Agreement, the Company (as defined below) and the Purchasers will enter into the Registration Rights Agreement (as defined below), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Purchased Shares; and

WHEREAS, the Company shall become a party to this Agreement upon the Closing by executing and delivering a Company Joinder (as defined below).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01        Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Seller or the Company Entities, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates of each other and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agent” means J.P. Morgan Securities LLC.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Amneal Business” means the business conducted by Amneal Pharmaceuticals LLC, a Delaware limited liability company, and its Subsidiaries.

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“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Seller, the Company or its Subsidiaries from time to time concerning or relating to bribery, money-laundering or corruption, including without limitation, the Foreign Corrupt Practices Act of 1997.

“Business Combination Agreement” means the Business Combination Agreement by and among (A) Impax; (B) Newco; (C) Impax Merger Sub Corporation; and (D) Amneal Pharmaceuticals LLC, dated October 17, 2017.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Capitalization Date” has the meaning specified in Section 4.02(a).

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Newco.

“Class B-1 Common Stock” means the Class B-1 common stock, par value $0.01 per share, of Newco.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the United States Securities and Exchange Commission.

“Common Share” means, prior to the consummation of the Merger, a share of the common stock, par value $0.01 per share, of the Company and, from and after the consummation of the Merger, and for the avoidance of doubt at the time of the Closing, the Class A Common Stock, which will be the same class of common stock as that issued to holders of common stock of Impax upon the consummation of the Merger, and/or the Class B-1 Common Stock.

“Common Share Offering Price” means $18.25 per Common Share, as adjusted for any stock split, stock dividend or share contribution with respect to the Common Shares that occurs prior to the Closing.

“Company” means, prior to the consummation of the Merger, Impax and from and after the consummation of the Merger, Newco.

“Company Entities” means, collectively, the Company, the Company’s Subsidiaries and those Persons that will be Subsidiaries of the Company upon consummation of the Merger, including Amneal Pharmaceuticals LLC and its Subsidiaries.

“Company Joinder” has the meaning specified in Section 2.06(a)(i).

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“Company Lock-Up” has the meaning specified in Section 2.06(a)(iv).

“Company Product” means any product developed, tested, manufactured, marketed, sold or distributed by or on behalf of the Company Entities.

“Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable, including, for the avoidance of doubt, the Registration Statement.

“Confidentiality Agreements” means the confidentiality agreements entered into by the Seller and each of the Purchasers or their Affiliates, as applicable, as may be amended from time to time.

“Consent” has the meaning specified in Section 3.03.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Debt Commitment Letter” means an executed commitment letter (including all exhibits and schedules thereto) pursuant to which the Debt Financing Sources party thereto have agreed (on the terms and subject to the conditions thereof), to lend the amounts set forth therein and the fee letter(s) referenced in the Debt Commitment Letter.

“Debt Financing Sources” means the persons, including the lenders that have committed to provide or arrange any debt financing or alternative debt financing in connection with the transactions contemplated hereby, including the parties named in the Debt Commitment Letter and any joinder agreements, note purchase agreements, indentures or credit agreements entered into pursuant thereto or relating thereto and, in each case, their respective successors and assigns.

“DGCL” means the Delaware General Corporation Law, as may be amended or revised from time to time.

“Drop-Dead Date” means the date that is nine months after the date of this Agreement.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations by any Governmental Authority, or proceedings with respect to any Environmental Liability or pursuant to Environmental Law, including those (1) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (2) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

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“Environmental Laws” means any and all Laws relating to pollution, the protection of the environment or natural resources or, to the extent relating to exposure to Hazardous Materials, human health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Company Entity directly or indirectly resulting from or based upon:

(1)     any actual or alleged violation of any Environmental Law,

(2)     the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,

(3)     exposure to any Hazardous Materials,

(4)     the release or threatened release of any Hazardous Materials into the indoor or outdoor environment or

(5)     any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or the Seller, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company, the Seller or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, the Seller or any ERISA Affiliate.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FDA” shall mean the United States Food and Drug Administration and any successor thereto.

“FDA Laws” shall mean all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by FDA.

“Fidelity” means Fidelity Management & Research Company.

“Fidelity Purchaser” means each Purchaser advised or subadvised by Fidelity or one of its Affiliates.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 4.23(e).

“Foreign Plan” has the meaning specified in Section 4.23(e).

“Funding Obligation” means, with respect to a particular Purchaser, an amount equal to the Common Share Offering Price multiplied by the number of Purchased Shares to be purchased by such Purchaser on the Closing Date pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means any and all wastes, pollutants, contaminants and hazardous or deleterious chemicals, materials or substances, including all hazardous or toxic substances, defined, listed, classified or regulated as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “solid wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, and petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, regulated medical or pharmaceutical waste, radon gas and urea formaldehyde, and any other material or substance that would reasonably be expected to result in liability under Environmental Law.

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“Health Care Laws” means all applicable foreign, federal, state and local health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time including but not limited to: (i) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., and any analogous laws of any applicable jurisdiction; (ii) all terms and conditions of any pending or approved Product Registration; (iii) any other applicable laws of any jurisdiction governing the research, development, testing, manufacturing, processing, handling, packaging, labeling, storage, advertising, promotion, marketing, sale and distribution of the Company Products; (iv) the federal Anti-Kickback Law, 42 U.S.C. § 1320a-7b(b); (v) the federal civil False Claims Act, 31 U.S.C. § 3729 et seq.; (vi) the federal Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; (vii) the federal health care program exclusion law, 42 U.S.C. § 1320a-7a; (viii) the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; (ix) the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (HIPAA); (x) the Medicare and Medicaid coverage and reimbursement provisions (Titles XVIII and XIX of the Social Security Act); (xi) any state or local laws regulating interactions with health care professionals and reporting thereof; and (xii) and all similar state, local, and foreign laws of any jurisdiction applicable to the operations of the Seller or the Company Entities.

“Impax” means Impax Laboratories, Inc., a Delaware corporation.

“Indemnified Party” has the meaning specified in Section 7.02(b).

“Indemnifying Party” has the meaning specified in Section 7.02(b).

“Intellectual Property” means all intellectual property rights in any jurisdiction in the world, whether registered or unregistered, including (i) trademarks, service marks, trade dress, trade names, corporate names, Internet domain names, social and mobile media identifiers, logos and source identifiers, and all goodwill associated with any of the foregoing or represented thereby, and all applications or registrations therefor and extensions or renewals thereof, (ii) patents, patent applications and any provisionals, continuations, continuations-in-part, divisionals, reissues, extensions, or revisions thereof, (iii) inventions, methods, processes, trade secrets, know-how, models and algorithms, and (iv) works of authorship and copyrights (including copyrights in software) and any registrations therefor along with any extensions or renewals thereof.

“Investor Presentation” means that certain investor presentation dated October 2017 entitled “A Strategic Combination for Long-Term Growth” provided to the Purchasers pertaining to the proposed Merger.

“Law” means collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, license, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, operations, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company, its Subsidiaries and the Amneal Business, taken as a whole; (b) a material impairment of the ability of the Seller or the Company, as applicable, to perform its respective obligations under the Transaction Documents to which it is party or will at the Closing become party; or (c) a material adverse effect upon the legality, validity, binding effect, enforceability or rights and remedies of the Purchasers against the Seller or the Company, as applicable, under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect result from, arises out of, or relates to (w) the announcement of the transactions contemplated by this Agreement or the Business Combination Agreement or the satisfaction of the obligations set forth herein or therein, (x) a general deterioration in the economy or changes in the general state of the industries in which the Company and the Amneal Business operate, except to the extent that the Company and the Amneal Business, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon any Company Entity or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Material Subsidiaries” means the Subsidiaries of the Seller or the Company, as applicable, that are “significant subsidiaries” of the Seller or the Company, respectively, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Merger” means the consummation of the Transactions, as defined in the Business Combination Agreement, by the parties thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Newco” means Amneal Pharmaceuticals, Inc., a Delaware corporation.

“Newco Charter” means the Restated Certificate of Incorporation of Newco in effect as of the Closing Date.

“NYSE” means the New York Stock Exchange.

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“Organizational Documents” means, (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or (b) with respect to entities incorporated in any non-U.S. jurisdiction, equivalent or comparable constitutive documents.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by, or, solely in the case of a plan described in Section 4064(a) of ERISA, has been contributed to at any time during the immediately preceding five plan years by, the Company or the Amneal Business, as applicable, or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or the Seller, as applicable, or any ERISA Affiliate or any such Plan to which the Company or the Seller, as applicable, or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Privacy Policy” means published internal and external policies, procedures, agreements and notices relating to the Company’s and the Seller’s collection, use or disclosure of data and information, and the security thereof.

“Product Registrations” means authorizations, approvals, clearances, licenses, permits, certificates, or exemptions issued or recognized by any foreign, federal, state or local governmental entity, including competent authorities and notified bodies (including, but not limited to, premarket notifications or 510(k) clearances, pre-market approvals, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE

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marks, pricing and reimbursement approvals, labeling approvals, distributor or wholesale licenses or permits, registration notifications or their foreign equivalents), that are required for the research, development, investigation, manufacture, distribution, marketing, storage, transportation, use or sale of the Company Products.

“Purchased Shares” has the meaning specified in Section 2.01(a).

“Purchaser Related Parties” has the meaning specified in Section 7.01.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, among the Company and the Purchasers, substantially in the form attached hereto as Exhibit A.

“Registration Statement” means the registration statement on Form S-4 to be filed with the Commission (including any pre-effective or post-effective amendments or supplements thereto) registering the public offering and sale of securities to be issued in connection with the Merger.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Representatives” means, with respect to a specified Person, the Purchasers, officers, directors, managers, partners, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Netherlands or any other European Union member state.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

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“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.

“Stockholders Agreement” means the Stockholders Agreement, to be entered into on or around the date of this Agreement, among Newco and certain members party thereto, as amended.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes. For the avoidance of doubt, upon the consummation of the Merger, Amneal Pharmaceuticals LLC and its Subsidiaries shall be Subsidiaries of the Company.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third-Party Claim” has the meaning specified in Section 7.02(b).

“Total Funding Obligation” means the aggregate amount of Funding Obligations of all of the Purchasers participating in the Closing.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Seller or the Company hereunder or thereunder, as applicable.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

Section 1.02        Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all determinations with respect to accounting matters hereunder shall be made in accordance with GAAP.

ARTICLE II

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AGREEMENT TO SELL AND PURCHASE

Section 2.01        Sale and Purchase.

(a)                Subject to the terms and conditions hereof, at the Closing, each Purchaser hereby agrees to purchase from the Seller the number of Common Shares set forth opposite such Purchaser’s name on Schedule A (collectively, the “Purchased Shares”).

(b)               Subject to the terms and conditions hereof, at the Closing, the Seller hereby agrees to sell to each Purchaser the Purchased Shares (registered in the name of such Purchaser or its nominee in accordance with its delivery instructions) for a cash purchase price equal to the Common Share Offering Price per Common Share.

(c)                Subject to the terms and conditions hereof, at the Closing, each Purchaser, severally and not jointly, shall purchase its Purchased Shares for a cash purchase price equal to the Common Share Offering Price per Common Share. Notwithstanding anything to the contrary set forth herein, each Purchaser shall not be required to pay such Purchaser’s Funding Obligation to the Seller until it (or its designated custodian per its delivery instructions) has received (i) evidence from the Company’s transfer agent showing such Purchaser’s Purchased Shares credited to such Purchaser’s book-entry account maintained by the transfer agent on and as of the Closing Date, or (ii) if requested by such Purchaser, a stock certificate representing such Purchaser’s Purchased Shares.

Section 2.02        Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 2.03, Section 2.04 and Section 2.05, the closing (the “Closing”) of the purchase and sale of the Purchased Shares hereunder shall take place on the date of the consummation of the Merger, which date shall be specified in a written notice that the Seller shall use its commercially reasonable efforts (to the extent reasonable and practical under the Business Combination Agreement) to deliver to the Purchasers ten (10) Business Days prior to the date of such closing (failing which such notice shall be delivered by the Seller to the Purchasers at least five (5) Business Days prior to the date of such closing), or such date as is mutually agreed upon in writing by the Seller and each of the Purchasers.

Section 2.03        Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Shares at the Closing shall be subject to the satisfaction, on or prior to (and continuing through) the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

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(b)               there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.04        Conditions to Each Purchaser’s Obligations. The obligation of a Purchaser to consummate its purchase of Purchased Shares shall be subject to the satisfaction on or prior to (and continuing through) the Closing Date of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                the representations and warranties of the Seller contained in ARTICLE III shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.07(a), Section 3.07(b), Section 3.07(c), Section 3.07(d) or Section 3.08 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)               the representations and warranties contained in ARTICLE IV shall be true and correct in all material respects (other than those representations and warranties contained in Section 4.01, Section 4.02, Section 4.13(a), Section 4.13(b), Section 4.13(c) or Section 4.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)                the Seller shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(d)               the closing of the Merger shall have occurred, or shall occur substantially simultaneously with the Closing, in accordance with the Business Combination Agreement without any amendment, supplement, waiver or other modification (i) to the definition of “Impax Material Adverse Effect” (as defined in the Business Combination Agreement) or the definition of “Amneal Material Adverse Effect” (as defined in the Business Combination Agreement), (ii) to the amount or form of “Merger Consideration” (as defined in the Business Combination Agreement) or (iii) that would increase the aggregate number of “Amneal Units” to be issued to the “Existing Amneal Members” in the “Recapitalization” (each as defined in the Business Combination Agreement);

(e)                the Purchased Shares shall have been validly issued;

(f)                the Class A Common Stock (including the Purchased Shares, other than the Class B-1 Common Stock) shall have been duly listed, subject to notice of issuance, on the NYSE;

(g)               no notice of delisting from the NYSE shall have been received by the Company with respect to the Class A Common Stock;

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(h)               the Seller shall have entered into a lock-up agreement, dated as of the date hereof, in substantially the form attached hereto as Exhibit D, and such lock-up agreement shall remain in full force and effect as of the Closing Date;

(i)                 certain of the directors and officers of Newco as of the Closing Date shall have entered into a lock-up agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E;

(j)                 the Seller shall have delivered, or caused to be delivered, to the Purchaser the closing deliverables described in Section 2.06(a); and

(k)               with respect to the Fidelity Purchasers only, the purchase of Purchased Shares by the Fidelity Purchasers shall not cause the Fidelity Purchasers to collectively own Common Shares which would represent more than 14.99% of the shares of Class A Common Stock outstanding at such time.

Section 2.05        Conditions to the Seller’s Obligations. The obligation of the Seller to consummate the sale of the Purchased Shares to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Seller in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date or for a specific period shall be required to be true and correct as of such date or for such specific period only);

(b)               such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c)                such Purchaser shall have delivered, or caused to be delivered, to the Seller the Purchaser’s closing deliverables described in Section 2.06(b); and

(d)               the closing of the Merger shall have occurred, or shall occur substantially concurrently with the Closing.

Section 2.06        Deliverables at the Closing.

(a)                Deliverables of the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchasers:

(i)                 a joinder to this Agreement, executed by the Company, substantially in the form attached hereto as Exhibit B and dated the Closing Date (the “Company Joinder”);

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(ii)               an opinion from Latham & Watkins LLP, counsel for the Seller, form and substance reasonably satisfactory to the Agent, which shall be addressed to the Purchasers and dated the Closing Date;

(iii)             a counterpart of the Registration Rights Agreement, which shall have been duly executed by Newco;

(iv)             a lock-up agreement substantially in the form attached hereto as Exhibit C and dated as of the Closing Date (the “Company Lock-Up”), which shall have been duly executed by the Company;

(v)               a fully executed “Application for Listing” approving the Class A Common Stock (including the Purchased Shares, other than the Class B-1 Common Stock) for listing by the NYSE;

(vi)             either (A) evidence of crediting of the Purchased Shares to book-entry accounts maintained by the transfer agent of the Company, bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchasers or (B) if requested by such Purchaser, a stock certificate representing such Purchaser’s Purchased Shares, bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchasers;

(vii)           a certificate of the Secretary or Assistant Secretary of the Company, on behalf of the Company, dated the Closing Date, certifying as to and attaching (A) the Newco Charter, (B) the bylaws of the Company, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Company setting forth the name and title and bearing the signatures of such officers;

(viii)         a certificate of the Secretary of State of each applicable state, dated within ten (10) Business Days prior to the Closing Date, to the effect that each of the Seller and the Company is in good standing in its jurisdiction of formation;

(ix)             a certificate of the Chief Financial Officer and the Treasurer of (A) the Seller, on behalf of the Seller, dated the Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.04(a), Section 2.04(c) and Section 2.04(d), and (B) the Company, on behalf of the Company, dated the Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.04(b), have been satisfied;

(x)               a certification substantially in the form attached hereto as Exhibit F, conforming to the requirements of Treasury Regulations Section 1.1445-2(b), certifying that the Seller is not a foreign person; and

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(xi)             such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their respective counsel may reasonably request.

(b)               Deliverables of Each Purchaser. At the Closing, each Purchaser shall deliver or cause to be delivered to the Seller:

(i)                 A counterpart of the Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(ii)               Payment of such Purchaser’s Funding Obligation payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Seller; and

(iii)             Such other documents relating to the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

Section 2.07        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Purchased Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company Entities which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. The failure of any Purchaser to perform, or waiver by the Seller or Company, as applicable, of such performance, under any Transaction Document shall not excuse performance by any other Purchaser, the Seller or the Company, and the waiver by any Purchaser of performance of the Seller or the Company, as applicable, under any Transaction Document shall not excuse performance by the Seller or the Company, as applicable, with respect to any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchased Shares or enforcing its rights under this Agreement or any other Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and any other Transaction Document is between the Seller or the Company, as applicable, and a Purchaser,

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solely, and not between the Company or the Seller, as applicable, and the Purchasers collectively and not between and among the Purchasers.

Section 2.08        Further Assurances. From time to time after the date hereof, without further consideration, the Seller shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Seller represents and warrants to each Purchaser as follows:

Section 3.01        Existence, Qualification and Power. The Seller is (a) duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (b) duly qualified or licensed to do business and is in good standing (to the extent such concept is applicable) in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except where the failure to be so qualified or licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller.

Section 3.02        Ownership of Securities. As of the Closing Date and immediately prior to the Closing, the Seller will be the sole record and beneficial owner of the Purchased Shares. On the Closing Date and immediately prior to the Closing, the Purchased Shares shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents, the Newco Charter or imposed by applicable securities laws. Upon the Closing, the Seller will convey the Purchased Shares to the Purchasers, and Purchasers shall acquire good and marketable title to such Purchased Shares, free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents, the Newco Charter or imposed by applicable securities laws and those created by the Purchasers.

Section 3.03        Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, a “Consent”), is necessary or required in connection with the sale of the Purchased Shares by the Seller, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated hereby or thereby, other than Consents (a) required by the Commission in connection with the Seller’s obligations under the Registration Rights Agreement, (b) required under the state securities or “blue sky” Laws, (c) that have been, or prior to the Closing Date will have been, duly obtained, taken, given or made and are in full force and effect, and (d) Consents, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on the Seller.

Section 3.04        No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in ARTICLE V, the sale of

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the Purchased Shares to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Seller, the Company nor, to the Seller’s or Company’s respective knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.05        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Seller, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Seller or against any of its properties, assets, rights or revenues, or before or by any self-regulatory organization or other non-government regulatory authority, that would reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby.

Section 3.06        No Conflicts. The sale by the Seller of the Purchased Shares, the application of the proceeds thereof, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Seller do not and will not (a) contravene the terms of any of the Seller’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security sold by the Seller or of any agreement, instrument or other undertaking to which the Seller is a party or by which it or any of its property is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Seller or its property is subject; or (c) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, except in the case of clauses (b) and (c) for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby.

Section 3.07        Authority; Enforceability.

(a)                The execution, delivery and performance by the Seller of each the Transaction Documents have been duly authorized by all necessary limited liability company action. The Seller has all requisite power and authority to sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement. On or prior to the Closing Date, all action required to be taken by the Seller for the sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken.

(b)               Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by the Seller. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

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(c)                Subject to the accuracy of the representations and warranties of each Purchaser set forth in ARTICLE V hereof, the Seller has taken all action necessary to exempt from the registration requirements of the Securities Act the sale of the Purchased Shares.

(d)               As of the date of this Agreement, the Business Combination Agreement and the Debt Commitment Letter are in full force and effect and constitute the legal, valid and binding obligation of the Seller, as applicable, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.08        Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchasers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Seller, or alleged to have been incurred by the Seller in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.09        No Side Agreements. Other than any agreements between Newco and TPG Improv Holdings, L.P., there are no binding agreements by, among or between the Seller or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

Section 3.10        Material Information. As of the date of this Agreement, the sale of the Purchased Shares by the Seller is not prompted by any material information concerning the Amneal Business or the Company which is not set forth in the information provided prior to the date of this Agreement by the Seller to the Purchasers.

Section 3.11        Absence of Manipulation. The Seller has not, and to the Seller’s knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company, as of the Closing Date or as of such other date specified below, represents and warrants to the Purchasers as follows:

Section 4.01        Existence, Qualification and Power. Each of the Company Entities (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power

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and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.02        Capitalization and Valid Issuance of Securities.

(a)                As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share. As of October 13, 2017 (the “Capitalization Date”), (A)  74,413,801 Common Shares were issued and outstanding, (B) no shares of the Company’s preferred stock were issued and outstanding, (C) 243,729 Common Shares were issued and held in the Company’s treasury or otherwise owned by the Company or any of its Subsidiaries, (D) 1,719,444 Common Shares were reserved for issuance in connection with future grants of awards under the Company’s equity incentive plans (E) 3,368,198 Common Shares were reserved for issuance with respect to outstanding stock options issued under the Company’s equity incentive plans, and (F) 1,507,789 Common Shares were reserved for issuance under the Company’s stock purchase plan, as amended. Except as set forth in this Section 4.02(a) and except for changes since the close of business on the Capitalization Date resulting from the exercise of options to purchase Common Shares, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth in this Section 4.02(a), as of the date hereof, there are no outstanding stock appreciation rights, rights to receive shares of Common Shares on a deferred basis or other rights that are linked to the value of Common Shares granted under the Company’s stock plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company’s stock plans or stock purchase plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.02(a) and except for the Company’s $600,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2022, as of the date hereof, there are no bonds, debentures, notes or other Indebtedness (as defined in the Business Combination Agreement) of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Shares may vote. Except as set forth in this Section 4.02(a) and except for the Company’s $600,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2022, as of the date hereof (1) there are not issued, reserved for issuance or outstanding (A) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any of its Subsidiaries or (B) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any of its Subsidiaries and (2) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, neither

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the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

(b)               As of the Closing Date, the Company has an authorized capitalization as set forth in the Registration Statement.

(c)                The Purchased Shares have been, or prior to the Closing will be, duly and validly authorized and validly issued, fully paid and nonassessable, and shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents, the Newco Charter or imposed by applicable securities laws.

(d)               No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company Entities. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Company Entity is or may be obligated to issue any equity securities of any kind, other than options granted under the Company’s stock plans and prior stock plans. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Other than the Registration Rights Agreement or the Stockholders Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The sale of the Purchased Shares hereunder will not obligate the Company to issue Common Shares or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

Section 4.03        Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned directly or indirectly by the Company (a) have been validly issued and are fully paid and nonassessable, and (b) except as disclosed in the Company SEC Documents, are wholly-owned, directly or indirectly, by the Company, free and clear of all Liens, except for Liens under the Company’s existing debt arrangements and the debt arrangements contemplated by the Debt Commitment Letter and for restrictions on transferability in the Organizational Documents of such Material Subsidiary.

Section 4.04        Company SEC Documents; Information Provided to Purchasers. Since December 31, 2016, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except (i) in the case of a Company SEC Document filed prior to the date hereof, to the extent corrected by a subsequent Company SEC Document filed prior to the date hereof, and (ii) in the case of a Company SEC Document filed on or after the date hereof, to the extent corrected by a subsequent Company SEC Document: (a) did not contain any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of the date hereof, all disclosure (including any amendments, supplements and updates thereto) provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its Subsidiaries (including the Company SEC Documents), taken as a whole, is true and correct in all material respects, in light of the circumstances in which they were made.

Section 4.05        Financial Statements.

(a)                The historical financial statements (including the related notes) contained or incorporated by reference in the Company SEC Documents (i) comply in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) fairly present the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the respective periods and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, in each case except to the extent disclosed therein. The other financial information of the Company Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the Company SEC Documents has been derived from the accounting records of the Company Entities, and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Company SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date on which the applicable Company SEC Documents were filed.

(b)               Since the date of the most recent balance sheet of the Company audited by the Company’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and (ii) to the best knowledge of the Company, the Company is not aware of any material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting.

Section 4.06        Independent Registered Public Accounting Firm. KPMG LLP, which has audited the financial statements contained or incorporated by reference in the Company SEC Documents, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). KPMG LLP has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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                        Section 4.07         No Material Adverse Effect. Since December 31, 2016, except as described in the Company SEC Documents (excluding any disclosures that are forward-looking in nature; and, solely for the purpose of the condition in Section 2.04(b), only Company SEC Documents filed prior to the date hereof shall be considered for the purpose of this Section 4.07), there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.

Section 4.08        No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in ARTICLE V, the issuance and sale of the Purchased Shares by the Company to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 4.09        No Restrictions or Registration Rights. Except under the Stockholders Agreement, the Newco Charter and the Restated Amneal LLC Operating Agreement (as defined in the Business Combination Agreement), there are no restrictions upon the voting or transfer of, any Common Shares arising under the Company’s Organizational Documents or the DGCL. Neither the offering nor sale of the Purchased Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Purchased Shares or other securities of the Company. The Company has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any piggyback registration.

Section 4.10        Litigation. Except as described in the Company SEC Documents (excluding any disclosures that are forward-looking in nature; and, solely for the purpose of the condition in Section 2.04(b), only Company SEC Documents filed prior to the date hereof shall be considered for the purpose of this Section 4.10), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company or the Seller, as applicable, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Company Entities or against any of their properties or revenues, or before or by any self-regulatory organization or other non-government regulatory authority (including, without limitation, the NYSE), that would reasonably be expected to have a Material Adverse Effect.

Section 4.11        Compliance .. The Company, the Seller and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws (including without limitation, FDA Laws, Health Care Laws, privacy and data security Laws), organizational documents, Privacy Policies, government permits and government licenses, and any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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Section 4.12         No Conflicts. The issuance by the Company of the Purchased Shares, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by each Company Entity do not and will not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except in the case of clauses (b) and (c) for such violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 4.13        Authority; Enforceability.

(a)                The execution, delivery and performance by the Company of each the Transaction Documents have been duly authorized by all necessary corporate action. The Company has all requisite power and authority to issue the Purchased Shares. On or prior to the Closing Date, all action required to be taken by the Company for the authorization and issuance of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Shares is required under the Organizational Documents of the Company or the rules of the NYSE in connection with the Company’s issuance of the Purchased Shares to the Purchasers.

(b)               Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by the Company. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(c)                The Company has taken, or prior to Closing will take, all action reasonably necessary to exempt the Purchasers from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Organizational Documents that is or would reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Purchased Shares and the ownership, disposition or voting of the Purchased Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

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(d)               As of the date of this Agreement, the Business Combination Agreement and the Debt Commitment Letter are in full force and effect and constitute the legal, valid and binding obligation of the Company and its Subsidiaries, as applicable, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.14        Approvals. No Consent is necessary or required in connection with the issuance of the Purchased Shares by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby or thereby, other than Consents (a)  required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, (b) required under the state securities or “blue sky” Laws, (c) that have been, or prior to the Closing Date will have been, duly obtained, taken, given or made and are in full force and effect, and (d) Consents, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 4.15        Distribution Restrictions. No Company Entity is currently prohibited, or as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Company Entity any loans or advances or from transferring any property or assets to the Company or any other Company Entity, except as described in the Company’s most recent Annual Report on Form 10-K or as contemplated by the Debt Commitment Letter with respect to the debt facilities committed thereby.

Section 4.16        Investment Company Status. None of the Company Entities is, and immediately after the issuance and sale of the Purchased Shares hereunder and the application of the net proceeds from such issuance and sale and the consummation of the Merger, none of the Company Entities will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 4.17        Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchasers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company Entities. The Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Seller or the Company Entities, or alleged to have been incurred by the Seller or the Company Entities in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.18        Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts with such deductibles and covering such risks as are customarily carried by

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companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

Section 4.19        Internal Controls. Except as described in the Company SEC Documents, the Company Entities, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (ii) internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective.

Section 4.20        Disclosure Controls and Procedures. (a) To the extent required by Rule 13a-15 under the Exchange Act, each of the Company Entities has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 4.21        Sarbanes-Oxley. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 4.22        Listing and Maintenance Requirements. As of the Closing Date, the Common Shares (other than the Class B-1 Common Stock) will be listed on the NYSE, and the Company has not received any notice of, nor taken any action designed to, or likely to have the effect of, delisting; the Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Common Shares (other than the Class B-1 Common Stock) on the NYSE. The issuance of the Purchased Shares does not contravene NYSE rules and regulations.

Section 4.23        ERISA Compliance.

(a)                Each Plan of the Company Entities is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan of the Company Entities that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal

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income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Seller and the Company, nothing has occurred that would prevent or cause the loss of, such tax-qualified status.

(b)               There are no pending or, to the best knowledge of the Seller or the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan of the Amneal Business, the Company or any of their Subsidiaries, respectively, that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan of the Amneal Business, the Company or any of their Subsidiaries that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred, and none of the Amneal Business, the Company or any of their Subsidiaries nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan of the Amneal Business, the Company or any of their Subsidiaries; (ii) the Amneal Business, the Company or any of their Subsidiaries and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan of Amneal Business, the Company or any of their Subsidiaries, respectively, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan of the Amneal Business, the Company or any of their Subsidiaries, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and none of Amneal Business, the Company or any of their Subsidiaries nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) none of Amneal Business, the Company or any of their Subsidiaries nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) none of Amneal Business, the Company or any of their Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan of the Amneal Business, the Company or any of their Subsidiaries has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan of the Amneal Business, the Company or any of their Subsidiaries.

(d)               None of the Amneal Business, the Company or any of their Subsidiaries or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.

(e)                With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Amneal Business, the Company or any Subsidiary thereof that is not subject to United States Law (a “Foreign Plan”):

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(i)                 any employer and employee contributions required by Law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)               the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)             each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 4.24        Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against any of the Amneal Business or the Company Entities pending or, to the knowledge of the Seller or the Company Entities, as applicable, threatened and (2) hours worked by and payment made based on hours worked to employees of each of the Amneal Business or the Company Entities have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

Section 4.25        Intellectual Property; Licenses, Etc.(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Amneal Business, the Company and their Subsidiaries exclusively own their material proprietary Intellectual Property that they own or purport to own, free and clear of all Liens, and own or have a valid right to use, all other Intellectual Property necessary for the operation of their respective businesses as currently conducted, (ii) each employee, contractor or consultant that has invented, created or reduced to practice any material Intellectual Property on behalf of the Company Entities, ownership of which does not vest in the Amneal Business, the Company or their Subsidiaries by operation of Law, has signed a written agreement assigning or granting valid rights to use such Intellectual Property to the Amneal Business, Company or their Subsidiaries, as applicable, (iii) the operation of the respective businesses of the Amneal Business, the Company and their Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any Intellectual Property rights held by any Person and there is no written claim or written notice alleging same, received within the past three (3) years (including offers to take a license or cease and desist letters), (iv) no Person is infringing the Intellectual Property owned by the Amneal Business, the Company or any of their Subsidiaries, (v) the Amneal Business, the Company and their Subsidiaries have taken reasonable actions to protect the security, continuous operation and integrity of their systems, networks and software (and all data contained therein) used in the operation of their respective businesses, and (vi) there have been no material security breaches, unauthorized access to, outages or violations of any of the foregoing in part (iv).

Section 4.26        Ownership of Property; Liens. Each of the Amneal Business, the Company and their Subsidiaries have good and valid record title in fee simple to, or valid

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leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Amneal Business or the Company Entities, (ii) Liens as are described in the Company SEC Documents, (iii) Liens under the Company’s existing debt arrangements and the debt arrangements contemplated by the Debt Commitment Letter, (iv) restrictions on transferability in the Organizational Documents of such Material Subsidiary and (v) except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.27        Environmental Matters.

(a)                Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Amneal Business, the Company and their Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws (including having obtained all Environmental Permits) and (b) none of the Company, the Amneal Business or any their Subsidiaries has received notice of or is subject to any pending, or to the knowledge of the Seller or the Company, as applicable, threatened Environmental Claim or any other Environmental Liability or is aware of any basis for any Environmental Liability.

(b)               None of the Amneal Business, the Company or their Subsidiaries has used, released, treated, stored, transported or disposed of Hazardous Materials, at or from any currently or formerly owned or operated real estate or facility relating to its business, in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.28        Tax Returns; Taxes. The Amneal Business, the Company and their Subsidiaries have filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable and before they have become delinquent, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. As of the date hereof, no Tax Lien has been filed against the Amneal Business, the Company, any of their Subsidiaries, or any assets of the Amneal Business, the Company, any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Amneal Business, the Company or any Subsidiary that would, if made, have a Material Adverse Effect on the Company. None of the Amneal Business, the Company nor any of their Subsidiaries is party to any tax sharing agreement. The charges, accruals and reserves on the books of the Amneal Business, the Company and any of their Subsidiaries in respect of Federal, state or other Taxes for all fiscal periods are adequate and in accordance with GAAP.

Section 4.29        Required Disclosures and Descriptions. There are no legal or governmental actions, suits or proceedings (including an audit or examination by any taxing authority) pending or, to the knowledge of the Seller or the Company Entities, as applicable, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in

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the Company SEC Documents but are not described as required, and there are no Contracts that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 4.30        Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 4.31        USA PATRIOT Act, Anti-Corruption Laws and Sanctions. Each of the Amneal Business, the Company and each of their respective Subsidiaries, officers, directors, employees and agents has during the last five (5) years complied with (a) Sanctions, (b) the USA PATRIOT Act, and (c) Anti-Corruption Laws. Each of the Amneal Business and Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Amneal Business, the Company, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of (a) the Amneal Business, the Company, any of their respective Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Seller, any agent of the Amneal Business or any of its Subsidiaries that will act in any capacity in connection with or benefit from the transactions contemplated by this Agreement, is a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the transactions contemplated by this Agreement, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement will be used (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would violate any Anti-Corruption Laws or Sanctions applicable to any party hereto.

Section 4.32        OFAC Representation. Neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or person acting on behalf of the Company or any Subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 4.33        Money Laundering Laws The operation of each of the Company and any Subsidiary of the Company are and have been conducted at all times in compliance with the money laundering statues of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and no action suit or proceeding by or before any court of governmental

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agency, authority or body or any arbitrator involving the Company and/or any Subsidiary of the Company with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

Section 4.34        No Directed Selling Efforts or General Solicitation. None of the Company, the Seller nor any Person acting on behalf of any of them has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Shares.

Section 4.35        No Integrated Offering. None of the Company, the Seller or any of their respective Affiliates, nor any Person acting on behalf of any them has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Shares under the Securities Act.

Section 4.36        No Side Agreements. Other than any agreements between or among Newco and any of TPG Improv Holdings, L.P. or its Affiliates, there are no binding agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

Section 4.37        Absence of Manipulation. The Company has not, and to the Company’s knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASERS

Each of the Purchasers, severally as to itself but not jointly, represents and warrants to the Seller as follows:

Section 5.01        Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization or formation, with all necessary power and authority to own and operate its properties and to conduct its business as currently conducted.

Section 5.02        Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser or any other Person is required. Each of the Transaction Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser, where applicable,

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and constitutes a legal, valid and binding obligation of such Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 5.03        No Breach. The execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by such Transaction Documents.

Section 5.04        Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which none of the Seller or the Company Entities is responsible.

Section 5.05        Unregistered Securities.

(a)                Accredited Purchaser Status; Sophisticated Purchaser. Such Purchaser is (A) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as amended, or (B) (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as amended; (ii) an Institutional Account as defined in FINRA Rule 4512(c); and (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated hereby. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Shares and participation in the transactions contemplated hereby (1) are fully consistent with its financial needs, objectives and condition, (2) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (3) have been duly authorized and approved by all necessary action, (4) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (5) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchased Shares. Such Purchaser is able to bear the substantial risks associated with its purchase of the Purchased Shares, including but not limited to loss of its entire investment therein.

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(b)               Information. Such Purchaser and its Representatives have (i) received, reviewed and understood the offering materials made available to it in connection with the transactions contemplated hereby, (ii) had the opportunity to ask questions of and receive answers from the Seller and the Company directly, (iii) conducted and completed its own independent due diligence with respect to the transactions contemplated hereby and (iv) been furnished with all materials relating to the businesses, finances and operations of the Amneal Business and the Company that have been requested and materials relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser. In connection with such Purchaser’s investigation of the Amneal Business, the Company and their businesses and operations, such Purchaser and its Representatives have received and, after the date hereof but prior to Closing, may receive, from the Seller or the Company certain projections and other forecasts for the Amneal Business, the Company or the Company Entities and certain estimates, plans and budget information, and other forward-looking information. Such Purchaser acknowledges and agrees that (a) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans, budgets and other forward-looking statements, (b) such Purchaser is familiar with such uncertainties and (c) such Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans, budgets and other forward-looking statements so furnished to it or its Representatives. Such Purchaser acknowledges that it has not received financial statements of the Amneal Business prepared or audited in accordance with the rules of the Public Company Accounting Oversight Board and that such Purchaser has not received pro forma financial information prepared in accordance with SEC rules relating to the Merger, including the related financing, and that audited financial statements of the Amneal Business prepared in accordance with the rules of the Public Company Accounting Oversight Board and pro forma financial information reflecting such transactions prepared in accordance with SEC rules, when prepared and filed with the SEC, could differ materially from the information regarding such business and such transactions that such Purchaser has received. Based on such information as such Purchaser has deemed appropriate and without reliance upon the Agent in and of itself, such Purchaser has independently made its own judgment concerning the Company and the Amneal Business and their businesses, operations and prospects and analysis and decision to enter into this Agreement and the transactions contemplated hereby. Except for the representations, warranties and agreements of the Seller and the Company expressly set forth in this Agreement, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated hereby, the Purchased Shares and the businesses, condition (financial and otherwise), management, operations, properties and prospects of the Amneal Business and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the representations and warranties contained in the Agreement and other Transaction Documents or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Shares involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

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(c)                Residency. Such Purchaser shall cooperate reasonably with the Seller to provide any information necessary for any applicable securities filings.

(d)               Legends. Such Purchaser understands that, until such time a registration statement registering the Purchased Shares has become effective, or the Purchased Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares will bear a restrictive legend substantially as follows: “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Purchased Shares, the Purchased Shares shall bear the legend required by such state authority.

(e)                Purchase Representation. Such Purchaser is acquiring its entire beneficial ownership interest in the Purchased Shares for its own account for investment purposes only and not with a view to any distribution of the Purchased Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Such Purchaser has been advised and understands that the Purchased Shares have not been registered under the Securities Act, the “blue sky” laws of any jurisdiction or the laws of any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and in compliance with the restrictions on transfer set forth in the Transaction Documents. Such Purchaser has been advised and understands that the Seller, in selling the Purchased Shares, is relying upon, among other things, the representations and warranties of such Purchaser contained in this ARTICLE V in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)                Rule 144. Such Purchaser understands that the Purchased Shares must be held indefinitely unless and until the Purchased Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)               Reliance by the Seller. Such Purchaser understands that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares.

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Section 5.06          Sufficient Funds. Such Purchaser will have available to it at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

Section 5.07        No Prohibited Trading. From such time as such Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby until the first public announcement of the execution of this Agreement, such Purchaser has not (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Shares or (b) directly or indirectly engaged in any Short Sales or other derivative or hedging transactions with respect to Common Shares, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Shares, regardless of whether any transaction described in this Section 5.07 is to be settled by delivery of Common Shares or other securities, in cash or otherwise. For the avoidance of doubt, nothing in this Section 5.07 shall preclude any actions described in clauses (a) or (b) above following the first public announcement of the execution of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement.

Section 5.08        No General Solicitation. Such Purchaser did not learn of the investment in the Purchased Shares as a result of any general solicitation or general advertising.

Section 5.09        No Reliance. Such Purchaser hereby acknowledges and agrees that (a) the Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Seller, the Company or any other person or entity in connection with the transactions contemplated hereby, (b) the Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated hereby, (c) the Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Seller, the Company or the transactions contemplated hereby, and (d) the Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Seller, the Company or any other person or entity), whether in contract, tort or

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otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the transactions contemplated hereby.

Section 5.10        No Side Agreements. Other than any agreements between or among Newco and any of TPG Improv Holdings, L.P. or its Affiliates, there are no binding agreements by, among or between such Purchaser or any of its Affiliates, on the one hand, and the Seller or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

ARTICLE VI
COVENANTS

Section 6.01        Cooperation; Further Assurances. The Seller shall use its commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Seller agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the Purchasers to consummate the transactions contemplated by this Agreement.

Section 6.02        Pre-Closing Covenants.

(a)                Prior to the Merger, the Seller shall comply, and cause the Amneal Business to comply, as applicable, with Sections 5.01(b)(i), (ii) and (vii) of the Business Combination Agreement.

(b)               Prior to the Merger, the Seller shall use its reasonable best efforts to enforce its rights under, Sections 5.01(a)(i), (ii), (iii) and (vii) of the Business Combination Agreement and Section 5.2 (and including registration of resale of the Purchased Shares) of the Stockholders Agreement.

Section 6.03        Integration. The Seller and the Company shall not, and shall use their respective commercially reasonable efforts to ensure that no Affiliate of the Seller or the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Purchasers, or that will be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction..

Section 6.04        Company Joinder. The Seller shall, concurrently with and conditioned upon the Closing, cause the Company to execute a joinder to this Agreement substantially in the form attached hereto as Exhibit B whereby the Company shall be bound by the obligations, agreements and acknowledgements of the Company and of the Seller with respect to the Company, the Company Entities and the Company’s Subsidiaries hereunder and jointly bound by the Seller’s obligations, agreements and acknowledgments hereunder, mutatis mutandis; provided that the Seller shall continue to be bound by such obligations, agreements and acknowledgements of the Seller.

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Section 6.05        Company Lock-Up(a). The Seller shall, concurrently with and conditioned upon the Closing, cause the Company to execute the Company Lock-Up.

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01        Indemnification by the Seller and the Company. The Seller (solely with respect to its representations in Article III) and the Company (solely with respect to its representations in Article IV) each agrees to indemnify (with respect to Section 7.01(a)), the Seller agrees to indemnify (with respect to Section 7.01(b)) and the Company agrees to indemnify (with respect to Section 7.01(c)), each Purchaser and its Affiliates and Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Seller (subject to the limitations set forth in the parentheticals above) or the Company (subject to the limitations set forth in the parentheticals above) contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.07(a), Section 3.07(b), Section 3.07(c), Section 3.07(d), Section 3.08, Section 3.09, Section 4.01, Section 4.02, Section 4.13(a), Section 4.13(b), Section 4.13(c) or Section 4.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only), (b) the breach of any covenants of the Seller contained herein or (c) the breach of any of the covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification to the extent known) to the Seller and, as applicable, the Company shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Seller and the Company to each Purchaser pursuant to this Section 7.01 shall not be greater in amount than such Purchaser’s Funding Obligation, and the aggregate liability of the Seller and the Company to all Purchasers pursuant to this Section 7.01 shall not exceed the Total Funding Obligation. No Purchaser Related Party shall be entitled to recover special, indirect, incidental, consequential, exemplary, lost profits, speculative or punitive damages under this Section 7.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 7.01 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third Party Claims.

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Section 7.02        Indemnification Procedure.

(a)                A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this ARTICLE VII, except as otherwise provided in Section 7.01.

(b)               Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitors hereunder (collectively, the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement

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thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 7.03        Tax Matters. All indemnification payments under this ARTICLE VII shall be treated as adjustments to the applicable Purchaser’s Funding Obligation for Tax purposes except as otherwise required by applicable Law.

ARTICLE VIII
TERMINATION

Section 8.01        Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                by mutual written consent of the Seller and a Purchaser, with respect to itself but not any other Purchaser;

(b)               by written notice from either the Seller or a Purchaser, with respect to itself but not any other Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c)                by written notice from either the Seller or a Purchaser, with respect to itself but not any other Purchaser, if the Business Combination Agreement is terminated for any reason or is amended in a manner which makes the conditions in Section 2.04(c) or Section 2.05(b) impossible to satisfy; or

(d)               by written notice from a Purchaser, with respect to itself but not any other Purchaser, if the Closing does not occur by 11:59 p.m. New York time on the Drop-Dead Date; provided, however, that no party may terminate this Agreement pursuant to this Section 8.01(d) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement in a manner that would cause a condition set forth in Section 2.04(c) or Section 2.05(b) (as applicable) not to be satisfied.

Section 8.02        Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 8.01, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE IX
MISCELLANEOUS

Section 9.01        Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

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Section 9.02    Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Except where context requires otherwise, the word “or” shall be inclusive. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 9.03        Massachusetts Business Trust.

(a)                A copy of the Agreement and Declaration of Trust of Janus Investment Fund is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of the Trust or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of the Trust or any affiliate thereof individually but are binding only upon such investor or any affiliate thereof and it assets and property.

(b)               A copy of the Agreement and Declaration of Trust of each Fidelity Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Purchaser or any affiliate thereof individually but are binding only upon such Fidelity Purchaser or any affiliate thereof and its assets and property.

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Section 9.04     Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.07(a), Section 3.07(b), Section 3.07(c), Section 3.07(d), Section 3.08, Section 4.01, Section 4.02, Section 4.13(a), Section 4.13(b), Section 4.13(c), Section 4.17, Section 5.01, Section 5.02, Section 5.04, Section 5.04, Section 5.05, Section 5.07, Section 5.08 and Section 5.09 hereunder shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties set forth herein shall survive for a period of six (6) months following the Closing Date, regardless of any investigation made by or on behalf of the Seller or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of ARTICLE VII and all indemnification rights and obligations of the Seller and the Purchasers thereunder, and this ARTICLE IX shall remain operative and in full force and effect as between the Seller (and, as applicable following the delivery of the Company Joinder, the Company) and each Purchaser, unless the Seller (and, as applicable following the delivery of the Company Joinder, the Company) and the applicable Purchaser execute a writing that expressly terminates such rights and obligations as between the Seller (and, as applicable following the delivery of the Company Joinder, the Company) and such Purchaser.

Section 9.05        No Waiver: Modifications in Writing.

(a)                Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)               Specific Waiver; Amendment. Except as otherwise provided herein or as specifically provided otherwise in any other Transaction Document with respect thereto, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by (i) before Closing, each of the parties thereto affected by such amendment, waiver, consent, modification or termination and (ii) after Closing, the Seller (if affected by such amendment, waiver, consent, modification or termination), the Company (if affected by such amendment, waiver, consent, modification or termination) and the Purchasers holding a two-thirds majority of the Purchased Shares then held by the Purchasers; provided that (A) any amendment, waiver, consent, modification or termination pursuant to clause (ii) shall not apply with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion and (B) no consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents (for clarification purposes, this clause (B) constitutes a separate right granted to each Purchaser by the Seller and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Purchased Shares or otherwise). Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any

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consent to any departure by the Seller, the Company or any Purchaser from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Seller, the Company or any Purchaser in any case shall entitle the Seller, the Company or such Purchaser to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 9.06        Binding Effect. This Agreement shall be binding upon the Seller, each of the Purchasers (and, following the delivery of the Company Joinder, the Company) and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 9.07        Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Seller or the Purchasers without the prior consent of the Seller (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release or announcement by the Seller) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Seller or the Purchasers, as the case may be, shall allow the Purchasers or the Seller, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The parties acknowledge that (i) except as may otherwise be agreed separately between the Seller and any Purchaser, as of 9:30 a.m. (New York time) on October 17, 2017, no Purchaser shall be in possession of any material, nonpublic information received from the Seller or the Company or any of their respective officers, directors, employees or agents (including the Agent), with respect to the transactions contemplated hereby (including, without limitation, information about the Merger and information contained in the Investor Presentation), and (ii) prior to such time the Seller or the Company shall issue a press release or make a filing with the SEC disclosing any material information required to comply with the preceding clause (i). The Seller shall not, and shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide any Purchaser with any such material, nonpublic information regarding the Company or any of the Company Entities from and after the filing of the press release without the express written consent of such Purchaser. Notwithstanding the foregoing, neither the Seller nor the Company shall publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the SEC (other than a Registration Statement) or any regulatory agency or the NYSE, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, by law, at the request of the staff of the Commission or regulatory agency or under NYSE regulations, in which case the Company shall (to the extent practical and legally

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permissible) provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).

Section 9.08        Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)                If to the Purchasers, to the addresses set forth on Schedule A.

(b)               If to the Seller, to:

Amneal Pharmaceuticals LLC
400 Crossing Boulevard Third Floor
Bridgewater, New Jersey 08807
Telephone: (908) 947-3137
Facsimile: (908) 947-3144
Attention: Sheldon Hirt, Senior Vice President, General Counsel
Email: shirt@amneal.com

and

Tarsadia Investments, LLC
620 Newport Center Drive, 14th Floor
Newport Beach, California 92660
Telephone: (949) 610-8022
Facsimile: (949) 610-8222
Attention: Edward Coss
Email: edc@tarsadia.com

with a copy to (which shall not constitute notice):

Latham & Watkins
885 Third Avenue
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Attention: Wesley C. Holmes
Email: wesley.holmes@lw.com

or to such other address as the Seller or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 9.09      Removal of Legend. In connection with a sale of Purchased Shares by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company the information required under Rule 144 to determine that the sale of such Purchased Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall, and the Seller shall within two days cause the Company to, remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 5.05(d), and the Company shall bear all costs associated with the removal of such legend in the Company’s books. At such time as a registration statement with respect to the Purchased Shares has become effective, or such Purchased Shares have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Purchaser still bears the notation of the restrictive legend referred to in Section 5.05, the Seller and the Company each agree, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 5.05, and the Company shall bear all costs associated with the removal of such legend in the Company’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assignee provides to the Company the information required under Rule 144 (or other applicable exemptions) to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such securities have been held. The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 5.05 at any time such legend is no longer appropriate.

Section 9.10        Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, the other Transaction Documents or the Confidentiality Agreements with respect to the rights granted by the Seller or any of its Affiliates or the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents or the Confidentiality Agreements and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 9.11        Governing Law: Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with

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and governed by the Laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.12        Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.13        Specific Performance. Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to ARTICLE VIII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

Section 9.14        No Recourse Against Others.

(a)                All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Seller and the Purchasers and, following execution

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and delivery of the Company Joinder, the Company. No Person other than the Seller or the Purchasers and, following execution and delivery of the Company Joinder, the Company, including no member, partner, stockholder, Affiliate or Representative thereof, nor the Agent, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Seller, the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)               Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Seller, the Company and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Seller, the Company and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

(c)                Each Purchaser’s liability under this Agreement shall be capped at such Purchaser’s Funding Obligation.

Section 9.15        Assignment; No Third-Party Beneficiaries. Each Purchaser may assign this Agreement and any or all of its rights and interests hereunder to one or more of its Affiliates or designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as (a) such Purchaser is not relieved of any liability or obligations hereunder, (b) each Purchaser may assign this Agreement and any or all of its rights and interest hereunder to any purchaser of all or substantially all its assets or designate such purchaser to perform its obligations hereunder and (c) any of the Indemnified Parties may collaterally assign any or all of its rights and obligations hereunder to any provider of debt financing to it or any of its Affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Seller, the Purchasers and, following execution and delivery of the Company Joinder, the Company and, for purposes of Section 9.13 only, any member, partner, stockholder, Affiliate or Representative of the Seller, the Company or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the Agent is a third-party beneficiary of, and may rely on, the representations and warranties of each Purchaser contained in Section 5.05, Section 5.08 and Section 5.09.

Section 9.16        Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

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                        Section 9.17       Certain Adjustments. Notwithstanding anything to the contrary in this Agreement, the Common Share Offering Price shall be reduced by the per share amount of any dividend (other than a dividend payable solely in Common Shares) declared with respect to the Common Shares by the Company for which the record date occurs on or after the date hereof but before Closing. The Common Share Offering Price and number of Common Shares to be purchased by a Purchaser hereunder shall be adjusted to reflect any stock split, stock dividend, reverse stock split, or share combination for which the record date occurs after the date hereof and prior to Closing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

AMNEAL HOLDINGS, LLC

By:   /s/ Guatam Patel

Name: Guatam Patel

Title: Manager

PURCHASERS:

TPG IMPROV HOLDINGS, L.P.

By: TPG GenPar VII, L.P., its general partner

By: TPG GenPar VII Advisors, LLC, its general partner

By:   /s/ Michael LaGatta

Name: Michael LaGatta

Title: Vice President